ASSET PURCHASE AGREEMENT

AMONG

RELIABILITY INCORPORATED

AND

FUTURA INTERNATIONAL, INC.

AND

HELMUT GROLLITSCH

July 29, 2003

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement"), dated and effective as of July 23, 2003, among Reliability Incorporated, a Texas corporation ("Purchaser"), Helmut Grollitsch, a resident of Houston, Texas ("Inventor"), and Futura International, Inc., a Texas corporation ("Futura").

WITNESSETH:

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to acquire from Seller, certain assets of Seller; and

WHEREAS, all parties wish to enter into certain agreements;

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

  CERTAIN DEFINITIONS
    Certain Definitions. In addition to terms otherwise defined in this Agreement, as used in this Agreement, the following terms shall have the meanings set forth below:
      "Affiliate" shall mean any person or entity controlling, controlled by or under common control with the named party, and any spouse, child (natural or adopted), sibling, parent or in-law of the named party.
      "Assets" shall mean the assets described in Section 2.01.
      "Device" shall mean the cargo lifting and loading device described in the Patent Application.
      "Domain Names" has the meaning set out in Section 2.01(i).
      "Closing" shall mean the closing of the transactions contemplated by this Agreement.
      "Closing Date" shall mean the earlierr of August 7, 2003 or the date that all conditions to Closing of Seller and Purchaser are satisfied.
      "Patent Application" means United States Patent Application Serial No. 10/145,852 filed in the name of Inventor in the United States Patent and Trademark Office on May 14, 2002, as well as any continuation, continuation-in-part, or divisional thereof.
      "Patent" means any patent that may issue from the Patent Application and any continuation, continuation-in-part, or divisional thereof, and any future patents that may issue for improvements on the Device conceived by Seller.
      "Person" means an individual, corporation, partnership, limited liability company or any other entity.
      "Trademark" means the trademark "Ezy-Lift" and any goodwill associated therewith, regardless of the goods and services with which the Trademark may be used, along with any and all trademarks incorporating terms confusingly similar to "Ezy-Lift" and any goodwill associated therewith, and any registration therefor issued by the United States Patent and Trademark Office or any other jurisdiction, foreign or domestic.
      "Trademark Application" shall have the meaning set out in Section 2.01(c).
      "Seller" shall mean Inventor and Futura, jointly and severally, collectively.

  PURCHASE AND SALE
    Purchase and Sale of Assets from Seller. Subject to the terms and conditions herein set forth, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, the following assets (collectively, the "Assets"):
      The Patent Application for the Ezy-Lift Device;
      The trade name and/or trademark "Ezy-Lift" and all derivatives thereof, and any logos using such name or any derivative thereof, and all goodwill associated therewith, such trade name(s) and/or trademark(s) being listed on Schedule 2.01(b) (collectively the "Trade Name");
      The trademark registration application for the Trademark filed in the United States Patent and Trademark Office by Inventor and any trademark registration application or trade name registration filed with the Texas Secretary of State or any other jurisdiction, foreign domestic (collectively, "Trademark Application"), a list of all filings is included on Schedule 2.01(c);
      All know-how, whether patentable or not and whether confidential or not, relating to the manufacture, use and sale of the Device;
      All drawings, engineering writings, specifications, plans, dies, parts lists and specifications, computer programs, designs, technical documentation and molds for the production of the Device;
      All inventory of completed Devices, all work in progress, all raw materials, supplies and parts used in the manufacture of the Device;
      All rights to the components on order from Tex-A-Draulics, L.P., as listed on Schedule 2.01(g);
      All outstanding orders for the Device;
      Any Interest domain name registration incorporating the term "Ezy-Lift" or any confusingly similar variation thereof in any top level domain, including, without limitation, ".com", ".net", ".org", ".us", ".biz", ".tx", and ".cc") (the "Domain Names") along with any associated web site coding and incorporated designs;
      All of Seller's books and records relating to the Device, including customer lists, supplier lists, pricing information, customer files, proposals, marketing files, forecasts and contracts relating to purchase of parts, manufacture of the Device and sales;
      All of Seller's equipment, machines, tools, computers used or useful in the production of the Device;
      All brochures, catalogues, sales materials, photographs, advertisements, and the like relating to the Device and all copyrights thereon;
      All rights of action on account of past, present and future unauthorized use, disclosure or misappropriation of the Trademark, the tradename "Ezy-Lift", the Patent Application and the Patent;
      All other assets (tangible and intangible) of Seller related to the Device; and
      All good will associated with the Assets and the Device.

    All of the Assets shall be transferred and delivered free and clear of any liens, claims, pledges, security interests, mortgages or encumbrances of any kind.

    Assumed Liabilities. Purchaser agrees to assume Seller's obligations to Tex-A-Draulics, L.P. specified on Schedule 2.02 ("Assumed Obligations") for payment for components listed on Schedule 2.01(g).
    Non-Assumption. Purchaser neither assumes nor agrees to pay, perform or discharge any debts, liabilities, or obligations of Seller of any kind or nature, whether or not such debts, liabilities or obligations related to or arose out of the Assets or the businesses conducted by Seller, whether accrued, absolute, contingent or otherwise, whether now due or to become due, known or unknown, except as provided above, and all indebtedness, obligations, claims and liabilities (absolute, contingent or otherwise) of whatsoever nature of the Seller not specifically assumed by Purchaser pursuant to Section 2.02 shall be and remain the sole obligation of the Seller, and Seller shall indemnify, defend and hold Purchaser harmless from any and all thereof and all Costs, as defined in Section 11.01, incurred by Purchaser in connection with any liability not assumed. Seller agrees that on and after the Closing Date it will pay or otherwise provide for the payment and discharge of all obligations and liabilities not assumed by Purchaser. Seller further agrees to promptly discharge all severance and other payment obligations to its employees, whether hired by Purchaser or not. Seller shall remain responsible for defending all outstanding lawsuits or claims against Seller, termination of all benefit plans, and payment of all accounts payable of Seller except for the Assumed Obligations.
    Purchase Price and Payment. The total consideration (the "Purchase Price") for the Assets shall be $800,000, payable as follows:
      $500,000, payable in cash at Closing;
      $150,000, payable on the first anniversary of Closing; and
      $150,000, payable on the second anniversary of Closing.
    Closing. The Closing shall take place at 10:00 a.m. on the Closing Date at the offices of Winstead Sechrest & Minick P.C.
    Royalty. Purchaser agrees to pay a royalty on the Patent and the Patent Application as follows:
      During the Royalty Period (as hereinafter defined), Purchaser will pay Seller a royalty of 4% on the first $25,000,000 of Purchaser's Net Sales (as hereinafter defined) and thereafter a royalty of 2% on Purchaser's Net Sales for the Royalty Period, whether the Patent is issued or not. From and after the later of the quarter which contains the month which is one month following the issuance of the Patent or the quarter which contains the first anniversary of Closing, the royalty shall be the higher of the royalty due based on Net Sales or $15,000 per quarter (the "Minimum Payment"); prior to such time or if the Patent does not issue, the royalty shall be based only on Net Sales, with no Minimum Payment.
      Royalties accrue from the Closing Date, with the first royalty payment being due for Net Sales, if any, during the calendar quarter ended September 30, 2003. Payments of royalty shall be due for Net Sales from the Closing Date to the fifteenth anniversary date of the Closing Date (the "Royalty Period").
      Net Sales shall mean Purchaser's gross receipts from the sale of the Device for pick-up trucks, trucks and vans, where the Device includes a U-shaped lifting arm, as described in the Patent Application, less all returns; allowances; cash discounts; any sales, use or excise taxes; import duties or similar charges; shipping, handling, freight and/or transportation expenses; insurance charges; and installation fees or charges.
      Royalties shall be paid quarterly on April 30, July 31, October 31 and January 31 (the "Payment Dates") for the preceding calendar quarter's Net Sales, except for the first payment which shall include all Net Sales from the Closing Date to the end of the calendar quarter preceding the payment of the first royalty payment.
      In conjunction with the payment of royalties, Purchaser shall submit to Seller a statement in writing setting forth for the preceding quarter the total amount of Net Sales, the applicable percentage of royalty, and the total royalty due, accompanied by Purchaser's check for the royalty due. Purchaser agrees to keep true and accurate records and separate books of account in accordance with its usual accounting procedures with respect to sales of the Device for the calculation of royalties. Seller shall have the right, at its expense, to examine such books to verify the amount of royalty due, provided however, that Seller may only examine such books once in any twelve month period and may only examine such records during Purchaser's normal business hours on at least five days notice.
      Purchaser shall have the right to offset against any royalty payment due to Seller any amounts owed to Purchaser by Seller under this Agreement or otherwise.
    Termination. At any time after Closing, with thirty (30) days written notice to Seller, Purchaser may terminate this Agreement and its purchase hereunder. On such termination, Purchaser shall reconvey to Seller the Assets, save and except for Purchaser's inventory of Devices and Devices in production, raw materials and spare parts, and the equipment transferred to Purchaser pursuant hereto (the "Re-conveyance Assets"), and shall cease manufacturing and selling the Devices, except that any Devices on hand and any Devices in production (which may be completed), may be sold. On termination of this Agreement and reconveyance of the Re-conveyance Assets, Purchaser shall be released of all payment obligations hereunder, except for payment of royalties on Net Sales up to the time of termination. On termination, Seller shall have the right to purchase, for cash at Purchaser's cost, Purchaser's inventory of the Devices (completed and in process), which right must be exercised within thirty (30) days of termination. If Seller does not exercise this option, Purchaser may complete any Device in production and may sell all Devices on hand or so completed.

  REPRESENTATIONS AND WARRANTIES OF SELLER

  Seller, jointly and severally, represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

    Corporate. Futura is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has the corporate power to enter into and perform its obligations under this Agreement and to carry on its business as it is now conducted.
    Authorization. All corporate proceedings required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Futura have been taken. Seller has the full right, power and authority to enter into this Agreement and consummate the sale of the Assets. This Agreement, and the instruments of transfer with respect to the Assets, constitute, or will constitute when delivered, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The execution, delivery and performance of this Agreement by Seller will not violate or breach the Articles of Incorporation or bylaws of the Futura, nor will they violate or breach, whether with the giving of notice or the passage of time or not, the provisions of any agreement to which the Seller is a party or by which either of them or their respective assets are bound. Neither the execution and delivery of this Agreement, nor the carrying out of the transactions contemplated hereby, will result in any violation of, or be in conflict with, any law, order, decree or regulation applicable to the Seller, and no consent, approval or authorization of any lender, trustee, security holder, lessor, customer, or governmental agency is required in connection with the execution, delivery or performance by the Seller of this Agreement. Seller is not in default and has not received any notice of default under, and no event has occurred which with notice or lapse of time would constitute a default under, any agreement or instrument to which it is a party or by which the Assets are bound or that could adversely affect Seller's ability to consummate the sale as provided for herein.
    Shareholders of Futura. Inventor owns all of the outstanding capital stock of Futura.
    Liabilities. Except for those specifically assumed by Purchaser in accordance with Section 2.02, Purchaser will not assume or be subject to any liabilities or obligations of Seller as a result of the purchase of Assets and the consummation of the transactions provided for herein.
    Seller's Title to Assets. Seller is the owner of and has good marketable title to all of the Assets. At Closing, Seller shall convey and deliver the Assets to Purchaser free and clear of any and all claims, liens, encumbrances, mortgages, security interests, conditional sales agreements, charges, leases, equities or restrictions of every kind and nature whatsoever. None of the Assets is owned by any party other than Seller, and Seller owns or has the right to use and sell all of the Assets; none of the Assets is leased or rented. No Person other than Seller has any right to use or exploit the Device. No Person other than Seller has any claim to any of the Assets.
    Taxes and Tax Returns. Seller has filed all tax reports and returns required to be filed by it, and if not timely filed, paid all penalties and interest for late filing, including all U.S. federal returns, payroll tax reports, sales tax returns, ad valorem tax returns, franchise tax returns and any other tax return applicable to Seller. All taxes, interest, penalties, assessments or deficiencies, if any, payable by Seller to all applicable federal, state, county, municipal or local tax authorities have been duly paid. No federal or state income tax, sales tax or other tax liability for periods up to and including the Closing Date will accrue to Purchaser as a result of the transactions contemplated by this Agreement. Seller has paid, or will pay when due, all taxes related to Seller's income through the Closing Date; all taxes that Seller is or was required by law to withhold or collect have been duly withheld or collected, and, to the extent required, have been paid to the proper authority. Seller has not received any notice of assessment or proposed assessment by any taxing authority. There are not tax liens on any of the Assets except for inchoate liens for taxes not yet due and payable.
    Brokers. Neither Seller nor any party acting on their behalf has agreed to pay any party a commission, finder's fee or similar payment in regard to this Agreement or any matter related thereto nor has taken any action on which a claim for any such payment could be based.
    Solvency. On the date hereof, and the day after Closing, after giving effect to the transactions provided for herein, Seller will be solvent and able to pay their bills and obligations as they come due.
    Patentability. Seller has perpetrated no fraud or deception in the filing and prosecution of the Patent Application. To the knowledge of Seller, the Device does not infringe on the rights of any other Person, whether as a violation of a patent or trade secret. Seller will immediately notify Purchaser of any infringement or suspected infringement on the Patent Application or the Patent, if it issues. Seller is the sole owner of the Patent Application and the technology evidenced thereby and no other Person has any rights or claims to the Patent Application or the technology disclosed therein. Seller's Patent Application was timely filed under U.S. patent laws and the rules of the United States Patent and Trademark Office, and there are no claims against Seller with respect thereto.
    Trademark. Seller has perpetrated no fraud or deception in the filing and prosecution of the Trademark Application. To the knowledge of Seller, the Trademark does not infringe upon, nor is it similar to, or likely to be confused with, any existing trademarks registered with the United States Patent and Trademark Office. Seller will immediately notify Purchaser of any infringement or suspected infringement on the Trademark or the Trademark Application.
    No Infringement. Purchaser's use of the Assets will not violate the rights of any third party and will not constitute patent infringement, trademark infringement, copyright infringement or misappropriation of the trade secrets of any other Person.

  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Purchaser represents and warrants that the following are true and correct as of the date of this Agreement and will be true and correct through the Closing Date as if made on that date:

    Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.
    Authorization and Validity. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.
    No Violation. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, either alone or with other transactions, will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the assets of Purchaser.
    Brokers. Neither Purchaser nor any party acting on its behalf has agreed to pay any party a commission, finder's fee or other similar payment in regard to this Agreement or any matter related hereto nor has taken any action on which a claim for any such payment could be based.

  COVENANTS OF SELLER AND PURCHASER

  Seller and Purchaser agree that between the date of this Agreement and the Closing:

    Consummation of Agreement. Seller and Purchaser shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.
    Access. Seller shall permit Purchaser and its authorized representatives full access to, and make available for inspection, during reasonable business hours, all of the books and records of Seller, all for the sole purpose of permitting Purchaser to become familiar with the Assets. All such information shall be considered Confidential Information under Section 14.13. Seller shall direct its attorneys that Purchaser is authorized to talk to Seller's attorneys regarding the Patent Application and the Trademark and to review all files of such attorneys regarding the Patent Application and Trademark.
    Documentation Provided. Seller shall furnish Purchaser the following documentation within two (2) days after the effective date of this Agreement:
      True, complete and accurate copies of the Patent Application, as filed with the United States Patent and Trademark Office, and all filings and correspondence with the United States Patent and Trademark Office with respect thereto;
      True, complete and accurate copies of the Trademark, as filed with the United States Patent and Trademark Office, and all filings and correspondence with the United States Patent and Trademark Office with respect thereto;
      All patent and prior art identified in connection with searches conducted by or on behalf of Seller and any opinions with respect to patentability of the Device;
      Searches reflecting liens, or the absence thereof, on the Patent Application and the Trademark Application on file with the United States Patent and Trademark Office.
    No Stock Transfers. Seller agrees not to purchase or sell any Purchaser common stock until this transaction has been consummated and all necessary Securities and Exchange Commission filings made or this Agreement has been terminated and Purchaser has made all necessary press releases with respect thereto.

  ADDITIONAL AGREEMENTS
    Assistance. Inventor covenants and agrees to disclose to Purchaser all know-how related to the Device and to cooperate with Purchaser and assist Purchaser to enjoy to the fullest extent the benefit of this Agreement. Such cooperation shall include but not be limited to:
      Prompt execution of all papers that are deemed necessary or desirable by Purchaser to protest the right, title and interest conveyed hereunder;
      Prompt execution of all petitions, oaths, specifications, declarations and like items to prosecute all patent and trademark applications and any substitute, divisional, continuing or additional application in the Unites States and/or foreign countries;
      Prompt assistance where reasonably necessary to assure the manufacture of the Device and that it functions properly;
      Prompt assistance and cooperation, including but not limited to execution of documents and testifying in the prosecution of legal proceedings involving the Device, including but not limited to patent prosecution, interference proceedings, infringement actions, opposition proceedings, priority contents, cancellation proceedings, public use proceedings and any other legal proceedings.
    Future Developments. Seller acknowledges and agrees that all future developments, refinements, modifications and improvements on the Device conceived of and developed by Purchaser shall be the sole property of Purchaser. Seller further agrees that Purchaser shall be the sole owner of all future developments, refinements, modifications and improvements on the Device developed solely by Seller, but that a royalty shall be payable thereon pursuant to Section 2.06. Seller shall provide to Purchaser, at no additional cost, all new ideas and/or inventions relating to the Device; such new ideas and/or inventions shall be covered by this Agreement. Purchaser may engage Inventor to develop a prototype for such new ideas or inventions at a fee to be agreed upon by Inventor and Purchaser.
    Prosecution. Purchaser shall have sole control over the prosecution of the Patent Application and the Trademark Application, including selection of attorneys. Seller shall reimburse Purchaser for one-half of all costs and expenses, including attorneys fees, incurred by Purchaser in prosecuting and maintaining the Patent Application, the Patent, the Trademark Application and the Trademark.
    Future Inventions. Purchaser shall have a right of first refusal to acquire the exclusive rights to any future inventions complimentary to the Device, on terms to be mutually agreed by Purchaser and Inventor. Both parties agree to negotiate in good faith for at least four (4) weeks (the "Negotiation Period") after Inventor discloses the invention to Purchaser and Purchaser expresses an interest in the invention. If Purchaser indicates it has no interest in the invention, Inventor shall be free to pursue the invention with other parties immediately. If Purchaser is interested in the invention but Purchaser and Inventor are unable to come to an agreement for the acquisition of the invention, Inventor is free to solicit other offers for such invention after the Negotiation Period, but before Inventor can consummate a transaction with any party other than Purchaser, or exploit the invention on his own, Inventor must first notify Purchaser of the terms of the transaction with a third party and/or the terms under which Inventor will exploit the invention, and Purchaser shall have thirty days to match such terms. If Purchaser matches such terms, Inventor must consummate the transaction with Purchaser; if Purchaser does not match such terms, Inventor is free to consummate such transaction with a third party or exploit the invention for his own benefit.
    Sales and Marketing. Seller shall be entitled to sell, market and distribute Devices in Australia and Puerto Rico, so long as Seller purchases such Devices from Purchaser. Seller shall not be entitled to sell, market or distribute Devices in any other geographic location.
    Stock Option. Purchaser agrees to issue to the Inventor, at Closing an option to purchase 100,000 shares of Purchaser's common stock for $1.50 per share. The stock option shall be in the form of Schedule 6.06.
    Accessories. Accessories to the Device invented by Seller and acquired by Buyer will earn a royalty of 1% of Net Sales.

  CONDITIONS PRECEDENT OF PURCHASER

  Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment of each of the following conditions:

    Representations and Warranties. The representations and warranties of Seller contained herein shall have been true and correct when initially made and shall be true and correct in all material respects as of the Closing Date.
    Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by Seller prior to the Closing Date.
    Proceedings. No action, proceeding or order by any state or federal court or state or federal governmental body or agency or official shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby or to condemn any of the Assets.
    Due Diligence Review. Purchaser shall have completed its financial, legal and business review of the Assets and be satisfied in its sole discretion with the results thereof.
    Closing Deliveries. On the Closing Date, Purchaser shall have received all documents, duly executed in form reasonably satisfactory to Purchaser and its counsel, referred to in Section 9.01.
    Legal Opinion. On the Closing Date, Purchaser shall have received a legal opinion from Seller's counsel reasonably acceptable to Purchaser as to the matters stated in Schedule 7.06.

  CONDITIONS PRECEDENT OF SELLER

  Except as may be waived in writing by Seller, the obligations of Seller hereunder are subject to fulfillment of each of the following conditions:

    Representations and Warranties. The representations and warranties of Purchaser contained herein shall have been true and correct when initially made and shall be true and correct in all material respects as of the Closing Date.
    Covenants and Conditions. Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.
    Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain the carrying out of the transactions contemplated hereby.
    Closing Deliveries. On the Closing Date, Seller shall have received all documents, duly executed in form reasonably satisfactory to Seller referred to in Section 9.02.

  CLOSING DELIVERIES
    Seller Documents. At the Closing, Seller shall deliver to Purchaser the following:
      executed bills of sale conveying the Assets to Purchaser;
      appropriate assignments of the Patent Application and the application for the Trademark;
      a copy of resolutions of the Board of Directors and shareholders of Futura authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of Futura as being true and correct copies of the originals thereof subject to no modifications or amendments;
      a certificate of the President of Futura, dated the Closing Date, (i) as to the truth and correctness in all material respects of the representations and warranties of Seller contained herein on and as of the Closing Date, (ii) as to the performance of and compliance by Futura with all covenants contained herein on and as of the Closing Date and (iii) certifying that all conditions precedent of Futura to the Closing have been satisfied;
      certificates of the Secretary of Futura certifying as to the incumbency of the officers of Futura and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Futura;
      certificates, dated within five (5) days of the Closing Date, of the proper state officials of Texas establishing that Futura is in existence and has paid all franchise taxes and sales and otherwise is in good standing to transact business in the State of Texas;
      UCC and other certificates of no liens on the Assets;
      the opinion required by Section 7.6; and
      the books, records and documents included in the Assets.
    Deliveries of Purchaser.
      At the Closing, Purchaser shall deliver to Seller:
        $500,000 of the Purchase Price, in immediately available funds;
        a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by Purchaser's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;
        a certificate of the President or any Vice President of Purchaser, dated the Closing Date, (i) as to the truth and correctness of the representations and warranties of Purchaser contained herein on and as of the Closing Date, (ii) as to the performance of and compliance by Purchaser with all covenants contained herein on and as of the Closing Date and (iii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;
        a certificate of the Secretary of Purchaser certifying as to the incumbency of the officers of Purchaser and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Purchaser; and
        the Stock Option required by Section 6.04.

  POST CLOSING MATTERS
    Further Instruments of Transfer. Following the Closing, at the request of Purchaser, Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to Assets, and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder. Purchaser, at the, request of Seller, shall deliver any further instruments and take all reasonable action as may be necessary or appropriate to carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the Seller hereunder.
    Cessation of Business. As of the Closing Date, Seller shall cease the manufacture, sale and marketing of the Device and discontinue any and all use of the Trademark and Trade Name.. Seller shall cooperate with Purchaser in obtaining control of the Domain Names, taking all reasonable precautions to avoid control of such Domain Names being interrcepted by third parties, including, but not limited to sending e-mail communications as necessary to appropriate registries/registrars to provide notification of change of ownership of the Domain Names.

  INDEMNIFICATION
    By Seller. From and after the Closing Date, Futura and Inventor, jointly and severally, agree to indemnify and hold Purchaser and its successors and assignees, their respective officers, directors, employees, shareholders and agents (collectively, "Purchaser Indemnitees") harmless against any and all taxes, claims, liabilities, obligations, penalties, fines, losses, expenses (including costs of investigation), fees (including without limitation reasonable attorneys' fees and accounting fees), damages, including without limitation amounts of judgments and/or amounts paid in settlement or costs (collectively, all of the foregoing being called "Costs") suffered or incurred by a Purchaser Indemnitee and arising out of or attributable to (i) any breach of any representation, warranty or covenant made by Seller herein or in any certificate or writing furnished pursuant hereto, (ii) any nonfulfillment of any agreement hereunder or entered into in connection herewith by Seller, (iii) any claim or liability, known or unknown, arising out of, or by virtue of, or based upon Seller's business and operations, (iv) any claim or liability that the Device or any part thereof constitutes any infringement of any patent duly issued by the United States or any other jurisdiction or the rights, claims or trade secrets of any third party, or (v) any claim or liability that the Trademark or the use thereof infringes the rights of any third party. Purchaser agrees to give Seller prompt notice of any claim which could result in a claim for indemnification hereunder. Seller shall have the right to assume the defense thereof, with counsel reasonably satisfactory to Purchaser, and after such notice from Seller, Seller will not be liable to a Purchaser Indemnitee for any further legal or other expenses incurred by any Purchaser Indemnitee in connection with the defense thereof, other than the reasonable costs of investigation or assistance required by Seller. Purchaser may participate actively, at Purchaser's expense if Seller has assumed the defense, in any negotiations, lawsuit or other resolution of such claim. Purchaser Indemnitees shall have the right to approve any out of court settlement if it would divest any Purchaser Indemnitee of any asset, affect Purchaser's operations or business or require any action or inaction by any Purchaser Indemnitee, any payment by any Purchaser Indemnitee or any admission of liability or guilt.
    Successful Defense. Any indemnification provided for under this Article XI shall be due if any claim is successfully defended against, to the same extent it would have been due if the claim had been successful.
    Offset. Any amounts due by Seller under this Article XI or Section 2.04 for indemnification may be offset by Purchaser against any sums owed to Seller by Purchaser under this Agreement.

  NONCOMPETITION
    Noncompetition. Futura and Inventor each agree that it or he, as appropriate, will not, and will not permit any of its Affiliates to, so long as royalties are being paid hereunder, either directly or indirectly, through any entity controlling, controlled by or under common control with Futura or Inventor or any Affiliate of Futura or Inventor, own, manage, operate, control, invest in or acquire an interest in, or otherwise engage or participate in (whether as a partner, stockholder, member, manager, joint venturer, investor, consultant, agent, employee, officer, director, sales representative, broker or other participant) any business that manufactures or sells in the United States any type of lift equipment that competes with the Device, or any future development, idea or invention covered by Section 6.02. Notwithstanding the foregoing, the ownership of not more than 1% of the outstanding stock of a publicly-held company which has shares listed for trading on a securities exchange and registered with the Securities and Exchange Commission shall not constitute a violation of this Section 12.01 so long as neither Futura or Inventor nor any of their Affiliates has any relationship with such company except passive investment in such stock.
    Interpretation of Restrictions. If the length of time, type of activity, geographic area or other restrictions set forth in the restrictions of Section 12.01 are deemed unreasonable in any court proceeding, the parties hereto agree that the court may reduce such restrictions to ones it deems reasonable to protect the substantial investment by Purchaser in the Assets and any goodwill attached thereto.
    Remedies. Futura and Inventor understand that Purchaser will not have an adequate remedy at law for the breach or threatened breach by Futura or Inventor of any one or more of the covenants set forth in this Article XII and agrees that in the event of any such breach or threatened breach, Purchaser may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin Futura or Inventor, as applicable, from the breach or threatened breach of such covenants. If either party commences legal action to enforce its rights under this Article XII, the prevailing party in such action shall be entitled to recover all of its costs and expenses in connection therewith, including reasonable attorneys' fees.

  TERMINATION
    Termination. This Agreement may be terminated:
      at any time before Closing, by Purchaser if the due diligence review by Purchaser and its advisors shall have revealed to Purchaser any fact or situation that Purchaser believes to be unsatisfactory;
      at any time prior to the Closing Date, by mutual agreement of all parties;
      at any time prior to the Closing Date, by Seller if any representation or warranty of Purchaser contained in this Agreement is or becomes untrue or breached in any material respect or if Purchaser fails to comply in any material respect with any covenant contained herein;
      at any time after August 30, 2003, by Purchaser if the conditions stated in Article VII have not been satisfied or if the transactions for any other reason other than the fault of Purchaser have not closed by such date; and
      at any time after August 30, 2003, by Seller if the conditions stated in Article VIII have not been satisfied or if the transactions for any other reason other than the fault of Seller have not closed by such date.
    Effect of Termination. In the event of termination of this Agreement under Section 13.01, each party not then in breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement except as provided in Section 14.13.

  MISCELLANEOUS
    Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.
    Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto; provided, however, that Purchaser may assign all rights, benefits and obligations hereunder to a wholly-owned subsidiary.
    Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.
    Entire Agreement. The Schedules attached hereto or referenced herein are an integral part of this Agreement and are incorporated herein by this reference for all purposes. This Agreement and the Schedules constitute the entire agreement of the parties regarding the subject matter hereof and thereof, and supersede any other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
    Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies. The closing of the transactions provided for in this Agreement shall not waive any rights or claims that survive hereunder, including but not limited to rights under indemnities provided herein. Investigations or examinations made by Purchaser, its counsel, accountants, employees or representatives and information obtained as a result thereof shall not constitute a waiver of any representation, warranty, obligation, covenant or agreement of Seller or Stockholder.
    Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.
    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
    Survival of Representations and Warranties. The representations and warranties contained herein shall survive the Closing for a period of four years, provided however, that if, prior to termination of a representation or warranty, Purchaser shall have received a claim from a third party to which indemnification applies or Purchaser shall have delivered to Seller written notice of a suspected breach of identified representations and warranties, then, those representations and warranties as to which Purchaser has notified Seller of a suspected breach or which relate to or are the basis for a possible claim for indemnification based on an asserted third party claim shall survive until the third party claim is resolved or Purchaser has finally ascertained the existence or not of the suspected breach, and if a breach, has resolved its claim for such breach. All statements contained in any certificate, exhibit or other instrument delivered by or on behalf of Seller or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by Seller or Purchaser, as the case may be.
    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.
    Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.
    Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.
    Reference to Agreement. Use of the words "herein," "hereof," "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.
    Confidentiality; Publicity and Disclosures. All information that is disclosed or made available by either party to this Agreement to the other party to this Agreement (the "Confidential Information") shall be held in confidence by the other party and shall not be used by such other party or third parties (other than in connection with the purchase of the Assets pursuant to this Agreement) nor disclosed to third parties without the prior written consent of the other party to this Agreement, except in connection with litigation among the parties hereto. Each party shall limit access to the Confidential Information and any information contained in documents evidencing the Confidential Information to such persons who have a need to know the information contained in the documents and Confidential Information, for the purpose of advising such party on the purchase of the Assets pursuant to this Agreement. Each party to this Agreement agrees that such party will insure that all persons to whom it discloses the documents and Confidential Information and the information contained therein shall keep the documents and any Confidential Information contained therein confidential. In the event Purchaser does not purchase the Assets, it shall return to Seller all copies of the documents evidencing the Confidential Information unless otherwise directed by Seller. To the extent that either party is required to disclose the Confidential Information pursuant to the requirements of any legal proceedings, then the other party shall notify the other party within two business days of its knowledge of such legally required disclosure.
    Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' and accountants' fees).
    Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by transmitting the same by facsimile transmission followed by United States mail as aforesaid, or by delivering the same in person. Notice shall be deemed received on the date on which it is hand-delivered, the day after it is transmitted by facsimile, if the facsimile is confirmed, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

    If to Purchaser: Reliability Incorporated
    16400 Park Row
    Houston, TX 77084
    Fax No. (281) 492-0615
    Attention: Larry Edwards

    with a copy to: Winstead Sechrest & Minick P.C.
    2400 Bank One Center
    910 Travis Street
    Houston, TX 77002
    Fax No.: (713) 650-2400
    Attention: Gail McDonald

    If to Seller: Futura International, Inc.
    1923 Hoskins
    Houston, Texas 77080
    Fax No. (713) 975-9230
    Attn: Helmut Grollitsch

    Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
    Construction. The terms and provisions of this Agreement shall be interpreted and construed with their usual and customary meanings. The parties to this Agreement waive the application of any rule of law that otherwise would be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions are to be interpreted and construed against the party who (or whose attorney) prepared the Agreement as executed or any earlier draft.

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EXECUTED as of the date and year first above written.

RELIABILITY INCORPORATED

By: /s/Larry Edwards
Larry Edwards, President

FUTURA INTERNATIONAL, INC.

By: /s/Helmut Grollitsch
Helmut Grollitsch, President

/s/ Helmut Grollitsch
Helmut Grollitsch, individually